EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

By and Among

PERFICIENT, INC.,

PERFICIENT ZETTAWORKS, INC.

and

ZETTAWORKS, LLC

Dated as of December 17, 2004

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1.01	Definitions

ARTICLE II SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

2.01	Agreement to Sell and Buy
2.02	Excluded Assets
2.03	Assumption of Liabilities
2.04	Deemed Assignment of Contracts
2.05	Purchase Price and Related Matters
2.06	Adjustment of Stock Payment
2.07	Escrowed Shares
2.08	Allocation
2.09	The Closing
2.10	Further Assurances

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

3.01	Corporate Organization and Qualification; Subsidiaries
3.02	Capitalization
3.03	Authority; No Violation
3.04	Consents and Approvals
3.05	Assigned Contracts
3.06	Title to Acquired Assets
3.07	Sufficiency of Acquired Assets
3.08	Financial Statements
3.09	Absence of Certain Changes or Events
3.10	Accounts Receivable
3.11	Legal Proceedings
3.12	Taxes and Tax Returns
3.13	Employee Benefit Plans
3.14	Permits; Compliance with Applicable Law
3.15	Warranty Claims
3.16	Customers and Suppliers
3.17	Properties
3.18	Insurance
3.19	Labor Matters
3.20	Intellectual Property
3.21	Broker’s Fees
3.22	Bank Accounts
3.23	Bulk Sales Laws
3.24	Complete Copies of Business Records and Other Materials
3.25	Disclosure

i

3.26	Private Placement Exemption

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

4.01	Corporate Organization and Qualification
4.02	Capitalization
4.03	Authority; No Violations
4.04	Consents and Approvals
4.05	Broker’s Fees
4.06	No Prior Activities of Buyer
4.07	Labor Matters
4.08	Reports; Financial Statements
4.09	No Undisclosed Material Liabilities
4.10	Absence of Certain Changes or Events
4.11	Legal Proceedings
4.12	Continued Listing of Stock
4.13	Valid Issuance of Parent Common Stock

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS

5.01	Covenants of the Seller
5.02	Access to Information; Confidentiality
5.03	No Solicitation of Transactions
5.04	Legal Conditions to Transaction
5.05	All Necessary Action
5.06	Notification
5.07	Disclosure Supplements

ARTICLE VI ADDITIONAL AGREEMENTS

6.01	Regulatory Matters
6.02	Securities Matters
6.03	Employment Agreements
6.04	Non-Compete Agreements
6.05	Transition Services Agreement; Hiring of Employees
6.06	Employee Benefit Plans and Stock Option Grants
6.07	Publicity
6.08	Taxes
6.09	Accounts Receivable

ARTICLE VII CONDITIONS PRECEDENT

7.01	Conditions to Each Party’s Obligation
7.02	Conditions to Obligations of Parent and Buyer
7.03	Conditions to Obligations of the Seller

ARTICLE VIII TERMINATION AND AMENDMENT

8.01	Termination
8.02	Effect of Termination

8.03	Expenses
8.04	Amendment
8.05	Extension; Waiver

ARTICLE IX INDEMNIFICATION

9.01	Agreement to Indemnify
9.02	Survival of Indemnity
9.03	Additional Provisions
9.04	Claim Notice; Definitions; Third Party Claim Procedures

ARTICLE X GENERAL PROVISIONS

10.01	Notices
10.02	Interpretation
10.03	Counterparts
10.04	Entire Agreement
10.05	Governing Law
10.06	Arbitration
10.07	Enforcement of Agreement
10.08	Severability
10.09	Assignment
10.10	Amendment

EXHIBIT LIST

EXHIBIT A	Form of Escrow Agreement

EXHIBIT B	Form of Agreement and Bill of Sale

EXHIBIT C	Form of Transition Services Agreement

EXHIBIT D	Form of Stockholder Representation Letter

EXHIBIT E	Form of Employment Agreement

EXHIBIT F	Form of Stock Restriction Agreement

EXHIBIT G-1	Form of Non-Compete Agreement (Continuing Employee Stockholder)

EXHIBIT G-2	Form of Non-Compete Agreement (other Seller Interest Holders and certain other persons)

EXHIBIT H	Form of Confidentiality and Intellectual Property Assignment Agreement

EXHIBIT I	Form of Stock Option Agreement

EXHIBIT J	Form of Opinion of Counsel to the Seller

EXHIBIT K	Form of Opinion of Counsel to the Parent and Buyer

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”) dated as of December 17, 2004, by and among Perficient, Inc., a Delaware corporation (“Parent”), Perficient ZettaWorks, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Buyer”), and ZettaWorks, LLC, a Texas limited liability company (the “Seller”).

Seller is engaged in the business of providing business and information systems consulting services and staffing for customers (the “Business”).

Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of Seller’s assets and properties used or held for use in connection with the Business, and in connection therewith, Buyer has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms and conditions set forth herein (the “Acquisition”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

                1.01        Definitions.  As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

“Accounts Receivable” means any and all accounts receivable and notes receivable of or amounts owing or payable to Seller, including costs and estimated earnings in excess of billings related to the Seller’s work in progress, all as of the Closing Date.

“Ancillary Agreements” means the Escrow Agreement, the Agreement and Bill of Sale, and the Transition Services Agreement.

“Assets” means all the tangible and intangible assets owned, leased, or licensed by Seller that are used or held for use in connection with the Business.

“Business Records” means any and all books, records, files, documentation, data or information of seller that have been or now are used in connection with the Business.

“Choses in Action” means a right to receive or recover property, debt, or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise.  The term shall include rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments or settlements.

“Code” means the United States Internal Revenue Code of 1986, as amended.  All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

“Commonly Controlled Entity” means any corporation, trade, business, or entity under common control with the Seller, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA.

“Competing Business” means any person, entity, or other business concern that offers or is planning to offer Competitive Products or Services.  A person, entity, or other business concern that offers or plans to offer Competitive Products or Services and also offers or plans to offer other services is considered a Competing Business.

“Competitive Products or Services” means:  (i) providing, as a primary business, technology consulting services, technology design services, systems integration services, technology outsourcing services, hosting services or technology staffing services; and (ii) products or services that are otherwise competitive with any of the products or services being offered, marketed, or actively developed (as evidenced by internal company documents and records, including e-mail) by the Parent or Buyer as of the beginning of the Noncompetition Period.  For the avoidance of doubt, the design, development, manufacture, distribution and marketing of computer software products for resale and/or licensing to commercial and retail customers shall not be considered “Competitive Products or Services” for purposes of this Agreement.

“Consents” means all consents and approvals of third parties or Governmental Entities, in each case that are necessary in order to transfer the Acquired Assets to Buyer and otherwise to consummate the transactions contemplated hereby.

“Contracts” means all written or oral contracts, agreements, leases, licenses and other arrangements pursuant to which Seller enjoys any right or benefit or undertakes any obligation related to the Business or otherwise.

“Covered Client” means:  (i) any of the Parent’s, Buyer’s or Seller’s clients or Prospective Clients.

“Current Employee Benefit Plan” means each Employee Benefit Plan that is currently sponsored, maintained, contributed to, or agreed to by the Seller or any Commonly Controlled Entity or under which the Seller or any Commonly Controlled Entity has any current or future obligations.

“Employee Benefit Plan” means each (i) employee benefit plan within the meaning of Section 3(3) of ERISA and (ii) personnel policy; stock option plan; stock purchase plan; equity compensation plan; phantom equity or appreciation rights plan; collective bargaining agreement; bonus plan or arrangement; incentive award plan or arrangement; vacation policy; severance pay plan, policy, or agreement; deferred compensation agreement or arrangement; executive compensation or supplemental income arrangement; consulting agreement; employment agreement; and other employee benefit plan, agreement, arrangement, program, practice, or understanding, which is sponsored, maintained,  contributed to, or agreed to by the Seller or any Commonly Controlled Entity for the benefit of the employees, former employees, independent contractors, or agents of the Seller or any Commonly Controlled Entity or has been so sponsored, maintained, contributed to, or agreed to at any time within six years prior to Closing Date.

“Encumbrances” means any and all restrictions on or conditions to transfer or assignment, claims, liens, pledges, mortgages, restrictions, and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Acquired Assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Entity” means any court, administrative agency, regulatory agency or commission or other governmental authority or instrumentality.

“Intellectual Property Rights” means all patents, copyrights, trade secrets, trade names, service marks, trademarks, domain names, know-how, software and other intellectual property that is owned or licensed by Seller and used in connection with the operation of the Business.

“Liabilities”  means any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether due or to become due, or whether liquidated or unliquidated, of Seller relating to the Business or the Assets.

“Net Working Capital” means the Accounts Receivable (net of allowances for doubtful accounts) included in the Acquired Assets, less the Assumed Liabilities identified on the Estimated Statement, as revised by the Closing Date Statement.

“Noncompetition Period” means the period beginning on the date hereof and ending on the second anniversary of the Closing Date.

“Parent Common Stock” means the Parent’s common stock, par value $0.001 per share.

“Parent Stock Per Share Price” means the average closing sale price of one share of Parent Common Stock as reported on the Nasdaq SmallCap Market for the twenty (20) consecutive trading days ending on the date that is one (1) trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

“Permits” means all licenses, permits, authorizations, certificates, franchises, variances, waivers, consents and other approvals from any Governmental Entity relating to the operation of the Business.

“Permitted Encumbrances” means (i) any Encumbrance for current Taxes that are not yet due or payable, (ii) any Encumbrance for Tax assessments and other charges or claims with respect to Taxes, the validity of which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (iii) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the business, (iv) mechanics’ and materialmen’s liens incurred in the ordinary course of business, (v) statutory liens of landlords’ and workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business, (vi) requirements incurred or other Encumbrances relating to deposits made in the ordinary course of business in connection with workers’

compensation, unemployment insurance and other similar statutory requirements, and (vii) Encumbrances constituted by the terms of any Assigned Contract.

“Personal Property” means all of the machinery, equipment, computer hardware, tools, motor vehicles, furniture, furnishings,  leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible personal property that is owned or leased by Seller and used in connection with the operation of the Business.

“Prospective Client” means any person, entity, or business concern that, as of the Closing Date:  (i) the Parent, Buyer or Seller have spent time and resources courting or developing as a potential user of the Parent’s, the Buyer’s or the Seller’s Competitive Products or Services as evidenced by internal company documents and records (including e-mail); or (ii) has entered into specific discussions with the Parent, the Buyer or the Seller regarding the Parent, the Buyer or the Seller potentially providing its services or products to the person, entity, or business concern.

“Real Property” means all office facilities and other real property that is owned or leased by Seller and used in connection with the operation of the Business.

“Restricted Area” means any geographic market:  (i) in which the Seller conducts any material portion of the Business prior to the Closing Date; and/or (ii) in which the Parent or Buyer was conducting business or actively pursuing a material amount of business prior to the beginning of the Noncompetition Period as evidenced by definite and demonstrable actions by the Parent or Buyer with respect to the area (e.g., contacting clients or prospective clients to solicit material selling business opportunities, contacting suppliers or vendors regarding material business opportunities, actively conducting feasibility research of the area, etc.).

“Tax” and “Taxes” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, local, domestic or foreign.

“Tax Return” means any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes.

The following terms are defined elsewhere in the Agreement:

Term	Section Where First Referenced

Acquired Assets	2.01
Acquisition	Recitals
Actual Net Working Capital	2.06(c)
Actual Net Working Capital Shortfall	2.06(c)
Agreement	Recitals
Agreement and Bill of Sale	2.09(b)(iv)
Applicable Stock Price	2.05(b)

AR Shortfall	9.01(a)
AR Shortfall Basket	9.01(a)
Arbitrating Accountant	2.06(b)
Assigned Contracts	2.01(d)
Assigned Leases	2.01(b)
Assured Liabilities	2.03(a)
Assigned Licenses	2.01(c)
Audited Financial Statements	3.08
Business	Recitals
Buyer	Recitals
Buyer Common Stock	4.02(b)
Buyer Indemnification Basket	9.01(a)
Cash Payment	2.05(a)
Claim Notice	9.04(a)
Closing	2.09
Closing Date	2.09
Closing Date Statement	2.06(b)
Continuing Employees	6.05
Continuing Employee Stockholder	6.03(b)
Damages	9.01(a)
Dispute Notice	2.06(b)
Employment Agreement	6.03(a)
Escrow Agreement	2.07
Escrowed Shares	2.07
Estimated Net Working Capital	2.06(a)
Estimated Statement	2.06(a)
Exchange Act	4.08
Excluded Assets	2.02
Excluded Liabilities	2.03(b)
Financial Statements	3.08
Follow-On Offering	6.02(d)
include	10.02
includes	10.02
including	10.02
Indemnified Party	9.04(b)
Indemnifying Party	9.04(b)
Injunction	7.01(b)
Interim Financial Statements	3.08
Nasdaq	4.12
Non-Compete Agreements	6.04
Non-Control Party	9.04(c)
Parent	Recitals
Parent Disclosure Schedule	ARTICLE IV
Parent Material Adverse Effect	ARTICLE IV
Parent Plan	6.06(a)
Parent Qualified Plan	6.06(b)

Parent SEC Filings	4.08
Parent Stock Option Agreement	6.06(c)
Purchase Price	2.05
Purchaser Indemnitee	9.01(a)
Purchaser Indemnities	9.01(a)
Registrable Securities	6.02(d)
Registration Statement	6.02(d)
Requisite Regulatory Approvals	7.01(a)
Securities Act	3.26
Seller Disclosure Schedule	ARTICLE III
Seller Indemnification Basket	9.01(b)
Seller Indemnities	9.01(b)
Seller Interest Holders	3.02(a)
Seller Material Adverse Effect	ARTICLE III
Seller Rights Holders	3.02(b)
Seller Warranty Liabilities	2.03(a)(iii)
Stock Payment	2.05(b)
Stockholder Representation Letter	6.02(a)
Stock Restriction Agreement	6.03(b)
Third Party Claim	9.04(b)
to the knowledge of the Parent	ARTICLE IV
to the knowledge of the Seller	ARTICLE III
Transition Period	6.05
Transition Services Agreement	2.09(b)(v)
Unit Plan	3.02(b)
Valid	3.12(b)
without limitation	10.02

ARTICLE II
SALE AND PURCHASE OF ASSETS; ASSUMPTION OF LIABILITIES

                2.01        Agreement to Sell and Buy.  Subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase on the Closing Date, all of Seller’s right, title and interest in and to all of the Assets, except the Excluded Assets set forth in Section 2.02 (the “Acquired Assets”), free and clear of all Encumbrances other than Permitted Encumbrances.  The Acquired Assets include the following:

(a)           All Accounts Receivable;

(b)           All Personal Property, including, to the extent transferable, all rights and benefits of Seller under the lease agreements listed on Schedule 2.01(b) (the “Assigned Leases”);

(c)           All Intellectual Property Rights, including, to the extent transferable, all rights and benefits of Seller under the license agreements included on Schedule 2.01(c) (the “Assigned Licenses”);

(d)           To the extent transferable, all rights and benefits of Seller under the Contracts listed on Schedule 2.01(d) (together with the Assigned Leases and Assigned Licenses, the “Assigned Contracts”);

(e)           To the extent transferable, all Permits;

(f)            All Choses in Action of Seller;

(g)           All Business Records; and

(h)           All other intangible assets of Seller relating to the Business, including goodwill, prepaid expenses and deposits.

                2.02        Excluded Assets.  Seller shall retain all of its right, title and interest in and to, and Buyer shall not acquire any interest in any of the following assets or rights of Seller (the “Excluded Assets”):

(a)           All cash of Seller;

(b)           All equity interests of Seller in its wholly-owned subsidiary, ZettaWorks Australia Pty. Ltd. and all equity interests of certain Seller Interest Holders in ZettaWorks International;

(c)           All Accounts Receivable and costs and earnings in excess of billings attributable to the business operations of ZettaWorks Australia Pty. Ltd., to the extent transferred to Seller;

(d)           All rights and benefits of Seller under any Contracts other than the Assigned Contracts;

(e)           All Employee Benefit Plans and all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans;

(f)            All Choses in Action, if any, of Seller relating to any of the other assets listed in this Section 2.02 or any of the Excluded Liabilities;

(g)           All Business Records relating solely to internal corporate matters of Seller, personnel records that Seller is required to retain, or any of the other assets listed in this Section 2.02;

(h)        All personal effects and other personal property, if any, identified on Schedule 2.02;

(i)            All prepaid expenses relating to Seller’s insurance policies; and

(j)            All rights of Seller, including all Choses in Action of Seller, under this Agreement, the Agreement and Bill of Sale and the Escrow Agreement, and all consideration payable to Seller pursuant to this Agreement.

                2.03        Assumption of Liabilities.

(a)           As of the Closing Date, Buyer shall assume and undertake to pay, perform and discharge according to their terms only the following Liabilities of Seller (the “Assumed Liabilities”):

(i)            Liabilities arising under the Assigned Contracts from and after the Closing Date;

(ii)           Liabilities reflected in the Estimated Statement, as revised by the Closing Date Statement, including, without limitation, (A) trade account payables, payroll related Taxes, 401(k) matching contributions and other accruals arising in the ordinary course of business that remain unpaid at and are not delinquent as of the Closing Date, and (B) the obligation to provide products or to perform services relating to billings in excess of costs or otherwise to be delivered or performed following the Closing;

(iii)          Liabilities related to any warranty claims by Seller’s customers with respect to work performed by Seller prior to the Closing Date pursuant to any of the  Assigned Contracts (“Seller Warranty Liabilities”); and

(iv)          Liabilities listed on Schedule 2.03.

(b)           Except as expressly set forth in Section 2.03(a) above, Buyer shall not assume or become liable or obligated in any way, and Seller shall retain and remain solely liable for and obligated to pay, perform and discharge all Liabilities of Seller, including, without limitation any of the following (collectively, the “Excluded Liabilities”):

(i)            Liabilities under any Contract other than the Assigned Contracts;

(ii)           Liabilities arising under the Assigned Contracts that relate to the time period prior to the Closing Date or arise out of events occurring prior to the Closing Date;

(iii)          Any forfeiture, claim or pending litigation or proceeding relating to the Business prior to the Closing Date;

(iv)          Any Liabilities relating to unpaid Taxes or to any Employee Benefit Plan or associated Contract.

                2.04        Deemed Assignment of Contracts.  To the extent that the assignment hereunder of any of the Assigned Contracts shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in a loss or diminution thereof; provided, however, that Seller shall cooperate with Buyer to establish a reasonable arrangement designed to provide Buyer with the benefits and burdens of any Assigned Contract, including appointing Buyer to act as its agent to perform all of Seller’s obligations under such Assigned Contract and to collect and promptly remit to Buyer all compensation received by Seller pursuant to such Assigned Contract and, at Buyer’s expense, to enforce, for the account and benefit of Buyer, any and all rights of Seller against any other person arising out of the breach or cancellation of such Assigned Contract by such other person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer); provided, further, that Buyer shall undertake to pay or satisfy the corresponding Liabilities under the terms of any such Assigned Contract to the extent that Buyer would have been responsible therefor if such consent or approval had been obtained and such Liability shall be deemed an Assumed Liability for all purposes of this Agreement.

                2.05        Purchase Price and Related Matters.  In consideration of the sale and transfer of all of Seller’s rights, title and interests in the Acquired Assets, Buyer shall assume the Assumed Liabilities and shall pay to the Seller an aggregate purchase price of $8,700,000 (the “Purchase Price”), subject to adjustment pursuant to Section 2.06 below.  At the Closing, except as provided in Section 2.07, Buyer shall pay the Purchase Price to Seller by:

(a)           wire transfer of immediately available funds (the “Cash Payment”) equal to the sum of (i) $2,762,000 and (ii) the aggregate amount of cash payments made, or to be made, by Seller to the Seller Rights Holders in settlement of the Seller’s Unit Appreciation Rights granted pursuant to the Unit Plan, as set forth on Schedule 2.05(a); and

(b)           a number of shares of Parent Common Stock (the “Stock Payment”) equal to (i) $5,938,000, less the cash payment amount described in Section 2.05(a)(ii), and subject to adjustment pursuant to Section 2.06(a) and Section 2.06(d), divided by (ii) (A) $3.75 if the Parent Stock Per Share Price is equal to or less than $3.75, (B) the Parent Stock Per Share Price if the Parent Stock Per Share Price is between $3.75 and $4.75, or (C) $4.75 if the Parent Stock Per Share Price is equal to or greater than $4.75 (the “Applicable Stock Price”).

                2.06        Adjustment of Stock Payment.

(a)           No more than three days prior to the Closing Date, the Seller will prepare and deliver to Buyer a calculation and statement of its estimated Net Working Capital as of the Closing Date (the “Estimated Statement”).  The Seller will prepare the Estimated Statement in good faith, in a manner consistent with the procedures used to prepare the Financial Statements, subject to Buyer’s review and reasonable satisfaction.  If the Net Working Capital set forth on the Estimated Statement (the “Estimated Net Working Capital”) is less than $1,837,000 (the “Net Working Capital Threshold Amount”), then the Purchase Price and the Stock Payment will be reduced by the amount of such deficiency.

(b)           As soon as practicable but in no event later than thirty (30) days following the Closing Date, Buyer will prepare and deliver to Seller a calculation and statement of the Net Working Capital as of the Closing Date (the “Closing Date Statement”).  Seller may submit to Buyer, not later than fifteen (15) days from the receipt of the Closing Date Statement from Buyer, a list of any components of the Closing Date Statement with which the Seller disagrees, if any (a “Dispute Notice”).  If the Seller does not issue a Dispute Notice prior to such date, the Closing Date Statement, as supplied to Seller, shall be deemed to have been accepted and agreed to by Seller, and shall be final and binding on the parties to this Agreement.  In the event of a Dispute Notice by the Seller, Buyer and Seller shall thereafter for a period of up to fifteen (15) days negotiate in good faith to resolve any items of dispute.  Any items of dispute regarding the

Closing Date Statement which are not so resolved shall be submitted to a mutually agreed upon certified public accountant (the “Arbitrating Accountant”) or another nationally recognized firm of public accountants mutually acceptable to Buyer and Seller, who shall serve as an arbitrator hereunder, the expenses of which shall be shared one-half by Buyer and one-half by Seller, unless otherwise determined by the Arbitrating Accountant.  In connection with the resolution of any dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator.  The Arbitrating Accountant so selected shall render a written decision as promptly as practicable, but in no event later than thirty (30) days after submission of the matter to the Arbitrating Accountant.  The decision of the Arbitrating Accountant shall be final and binding upon the parties, and judgment may be entered on such decision in a court of competent jurisdiction.  To the extent not otherwise provided herein, the commercial arbitration rules of the American Arbitration Association as in effect at the time of any arbitration shall govern such arbitration in all respects.

(c)           If the Net Working Capital, as finally determined based upon the Closing Date Statement (the “Actual Net Working Capital”), is less than the lower of (A) the Net Working Capital Threshold Amount or (B) the Estimated Net Working Capital (such shortfall, if any, referred to herein as the “Actual Net Working Capital Shortfall”), then Buyer may claim the amount of such shortfall as Damages pursuant to Section 9.01.

(d)           In the event that there was a Purchase Price and Stock Payment adjustment at Closing pursuant to Section 2.06(a) above and the Actual Net Working Capital exceeds the Estimated Net Working Capital, then the Purchase Price and the Stock Payment will be increased by an amount equal to (i) the lower of (A) the Net Working Capital Threshold and (B) the Actual Net Working Capital, less (ii) the Estimated Net Working Capital.

                2.07        Escrowed Shares.  On the Closing Date, Buyer will withhold from the Stock Payment portion of the Purchase Price and deposit into escrow for and on behalf of Seller a number of shares of Parent Common Stock equal to $900,000 divided by the Applicable Stock Price (the “Escrowed Shares”).  The Escrowed Shares shall be held in escrow for a period of one (1) year from the Closing Date, subject to the provisions of Article IX hereof, pursuant to the terms and subject to the conditions set forth in an escrow agreement to be entered into among the parties hereto and Continental Stock Transfer & Trust Company, as Escrow Agent, in the form attached hereto as Exhibit A, with such modifications as may be reasonably acceptable to Parent and Buyer, as requested by the Escrow Agent (the “Escrow Agreement”).

                2.08        Allocation.  Buyer and Seller agree to allocate the Purchase Price (and all other capitalizable costs) and the Assumed Liabilities among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule set forth on Schedule 2.08 attached hereto.  Neither Buyer nor Seller shall take any position for purposes of any federal, state or local income tax with respect to the allocation of the Purchase Price which is inconsistent with such allocation.

                2.09        The Closing.

(a)           Time and Location.  The closing of the Acquisition (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P, The Terrace 7, 2801 Via Fortuna, Suite 100,

Austin, Texas 78746, at 10:00 a.m. on the business day following the satisfaction or waiver of all conditions to the obligations of the parties contained in Article VII to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”).

(b)           Closing Deliveries of Buyer and/or Parent.  Subject to the fulfillment or waiver of the conditions set forth in Sections 7.01 and 7.02 hereof, at the Closing, Buyer and/or Parent shall deliver to the Seller all of the following:

(i)            the Cash Payment;

(ii)           the Stock Payment;

(iii)          the Escrow Agreement;

(iv)          the Assignment and Assumption Agreement and Bill of Sale, in the form attached as Exhibit B hereto (the “Agreement and Bill of Sale”),  executed by Buyer; and

(v)           the Transition Services Agreement, in the form attached as Exhibit C hereto (the “Transition Services Agreement”), executed by Parent;

(vi)          without limitation by specific enumeration of the foregoing, all other agreements, documents, instruments, certificates, or other items required to be delivered by Buyer and/or Parent under this Agreement.

(c)           Closing Deliveries of Seller.  Subject to the fulfillment or waiver of the conditions set forth in Section 7.01 and 7.03 hereof, at the Closing, Seller shall deliver to Buyer and/or Parent all of the following:

(i)            Seller shall put Buyer in possession and control of all tangible Personal Property and Business Records included in the Acquired Assets;

(ii)           the Escrow Agreement;

(iii)          the Agreement and Bill of Sale;

(iv)          the Transition Services Agreement; and

(v)           without limitation by specific enumeration of the foregoing, all other agreements, documents, instruments, certificates, or other items required to be delivered by Seller under this Agreement.

                2.10        Further Assurances.  At any time and from time to time after the Closing Date, as and when requested by Buyer, (a) Seller shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are reasonably necessary to fully vest in Buyer title to all of Seller’s rights, title and interests in the Acquired Assets, and (b)  subject to confidentiality obligations and other restrictions under applicable laws, Seller shall provide Buyer with copies of any Business Records related to Seller’s operation of the Business prior to the Closing that are not otherwise included in the Acquired Assets.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Parent and Buyer that the statements contained below are true and correct, except as set forth in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by the Seller to Parent and Buyer, on the date hereof and as of the Closing.  The disclosures in any section or subsection of the Seller Disclosure Schedule shall qualify other sections and subsections in this Article III where it should be reasonably apparent that such disclosure relates to other such sections and subsections.  For purposes of this Agreement, “Seller Material Adverse Effect” shall mean a material adverse effect on the business or financial condition of the Seller, taken as a whole.  When used herein, the term “to the knowledge of the Seller” shall mean the actual knowledge of the executive officers of the Seller.

                3.01        Corporate Organization and Qualification; Subsidiaries.

(a)           Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.  Seller has the limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a Seller Material Adverse Effect.  The Articles of Organization and Regulations of Seller, copies of which have previously been delivered to Parent, are true, accurate and complete copies of such documents as in effect as of the date of this Agreement.

(b)           Except as set forth on Schedule 3.01(b), Seller does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, association, joint venture, business trust or other entity which is engaged in the Business.

                3.02        Capitalization.

(a)           As of the date of this Agreement, there are 7,158,750 Class A Units, 5,391,250 Class B Units and 1,000,000 Class C Units issued and outstanding, for an aggregate of 13,550,000 Units, which comprise all of the issued and outstanding equity interests in Seller, and all of which are owned by the holders (the “Seller Interest Holders”) and in the amounts as set forth in Schedule 3.02.  Except as set forth in Schedule 3.02 hereto and Section 3.02(b) hereof, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of Seller or any securities representing the right to purchase or otherwise receive any securities of Seller.  There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of the Seller having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the Seller Interest Holders may vote.

(b)           Seller has 842,500 Unit Appreciation Rights issued and outstanding.  The Seller Unit Appreciation Rights have been granted pursuant to the Seller Unit Appreciation Rights Plan (the “Unit Plan”) to the holders (the “Seller Rights Holders”) in the amounts and exercise prices listed on Schedule 3.02(b).

(c)           Except as disclosed on Schedule 3.02(c), there are no agreements or understandings with respect to the voting of any securities of Seller to which the Seller or any Seller Interest Holder is a party.

                3.03        Authority; No Violation.

(a)           The Seller has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements and, at the time of Closing, will have all requisite limited liability company power and authority to perform its obligations and consummate the transactions contemplated in this Agreement and the Ancillary Agreements.  The consummation by Seller of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly authorized by all necessary limited liability company action on the part of the Seller and no other authorization or consent from the Seller’s board of managers or members is necessary.  This Agreement and the Ancillary Agreements have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by the Seller and constitute, or will constitute, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Except as set forth on Schedule 3.03(b)(i) hereto, neither the execution and delivery of this Agreement and the Ancillary Agreements by the Seller, nor the consummation by the Seller of the transactions contemplated herein or therein, nor compliance by the Seller with any of the terms or provisions hereof or thereof, will (i) violate, conflict with or result in a breach of any provision of the Articles of Organization or Regulations of the Seller, (ii) to the knowledge of the Seller, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree, license or injunction applicable to the Seller or any of its properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of the Seller under any Contract, except where such violation, conflict or breach would not have a Seller Material Adverse Effect.

                3.04        Consents and Approvals.  Except for (a) such filings under securities laws as may be necessary in connection with the offer and sale of the Parent Common Stock, (b) such filings as may be necessary as a result of any facts or circumstances relating solely to Parent or

Buyer, and (c) the Consents and filings listed on Schedule 3.04 hereto, no Consent of or filing with any Governmental Entity or with any third party is necessary in connection with the execution and delivery by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby, except where the failure to obtain such Consent or make such filing would not have a Seller Material Adverse Effect.

                3.05        Assigned Contracts.  Except as set forth in Schedule 3.05 hereto, (i) each Assigned Contract is legal, valid and binding upon the Seller and, to the knowledge of Seller, on the other parties thereto and in full force and effect, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) the Seller has performed all material obligations required to be performed by it to date and is entitled to all material benefits under each such Assigned Contract, (iii) to the knowledge of the Seller, no party is in breach or default and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller under any Assigned Contract. Except as set forth in Schedule 3.05, each Assigned Contract is assignable to the Buyer without penalty or other adverse consequence.  Since January 1, 2004, Seller has not received written notice that any party to an Assigned Contract intends to terminate such contract.  True, correct and complete copies of all Assigned Contracts have been delivered to the Buyer.

                3.06        Title to Acquired Assets.  Seller has good and valid title to all of the Acquired Assets (other than any licensed or leased Acquired Assets, as to which Seller has valid licenses or leasehold interests) and owns all of such Acquired Assets (including such licenses or leasehold interests) free and clear of any Encumbrances, other than Permitted Encumbrances and the Encumbrances identified on Schedule 3.06.  Subject to receipt of any required Consents, the execution and delivery of this Agreement and the Ancillary Agreements by Seller at the Closing will convey to and vest in Buyer good title to the Acquired Assets (or valid licenses or leasehold interests in the case of the licensed or leased Acquired Assets) free and clear of any Encumbrances, except for Permitted Encumbrances.  Except as disclosed on Schedule 3.06, there is no contract, agreement or other arrangement granting any person or entity any preferential right to purchase any of the Acquired Assets.

                3.07        Sufficiency of Acquired Assets.  The Acquired Assets constitute all of the material assets used by the Seller in the conduct of the Business, except for the Excluded Assets.  The tangible Personal Property included in the Acquired Assets that are used in the conduct of the Business are in good condition and repair, ordinary wear and tear excepted, for property of comparable type, age and usage.

                3.08        Financial Statements.

(a)           Attached as Schedule 3.08(a) are copies of the audited consolidated balance sheets of the Seller as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended (the

“Audited Financial Statements”), and the unaudited consolidated balance sheet of the Seller as of October 31, 2004 and the related statement of income for the ten-month period ended October 31, 2004 (the “Interim Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”).  The Financial Statements fairly present in all material respects the consolidated financial position of the Seller as of the dates thereof and the consolidated income of the Seller for the periods then ended and have been prepared by the Seller as of their respective dates in accordance with GAAP during the periods involved (except as may be indicated therein or in the notes thereto, and provided that the Interim Financial Statements are subject to the absence of notes and to year-end adjustments).

(b)           Except (i) as set forth in on Schedule 3.08(b), (ii) for Liabilities incurred after October 31, 2004 in the ordinary course of business consistent with past practice, or (iii) for Liabilities contemplated herein or in connection herewith, the Seller does not have any Liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that are required by GAAP to be reflected in the Financial Statements which are not reflected on the Interim Financial Statements.

                3.09        Absence of Certain Changes or Events.  Except as set forth on Schedule 3.09, since October 31, 2004, Seller has conducted the Business in the ordinary and usual course and, without limiting the generality of the foregoing, there has not been any Seller Material Adverse Effect and, to the knowledge of the Seller, no fact or condition specific to the Seller exists which would reasonably be expected to cause such a Seller Material Adverse Effect.

                3.10        Accounts Receivable.  Schedule 3.10 lists all outstanding Accounts Receivable included in the Acquired Assets as of the Closing Date in connection with sales arising out of the Business prior to the Closing Date.  All such Accounts Receivable arose in the ordinary course of business and are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns which are adequate and have been prepared in accordance with the past practices of Seller as reflected on the Financial Statements.  Except as set forth on Schedule 3.10, none of such Accounts Receivable is subject to any material claim of offset or recoupment or counterclaim, and Seller has no knowledge of any specific facts that could give rise to any such claim.  Except as set forth on Schedule 3.10, no material amount of such Accounts Receivable is contingent upon the performance by the Seller of any obligation which has not been performed by Seller prior to the Closing Date.  Except as set forth on Schedule 3.10, no agreement for deduction or discount with respect to any such Accounts Receivable has been made with any third party.

                3.11        Legal Proceedings.  Except as set forth on Schedule 3.11, the Seller is not a party to any, and there are no pending or, to the knowledge of the Seller, threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Seller, the Business or any of the assets or property of the Seller before any court, arbitrator, administrative agency or Governmental Entity, domestic or foreign.  To the knowledge of the Seller, neither the Seller nor any property or asset of the Seller is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct the Business in any area in which it is presently conducting the Business.

                3.12        Taxes and Tax Returns.

(a)           All Tax Returns required to be filed by the Seller have been duly filed on a timely basis or within appropriate extensions of time, and all such Tax Returns were when filed, and continue to be, correct and complete in all material respects.  Except as set forth on Schedule 3.12, all Taxes owed by the Seller  (whether or not shown on any Tax Return) for any taxable period or portion thereof ending on or before the Closing Date have been timely paid or adequate provision has been or will be made therefore prior to Closing.  The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return.  No written claim has ever been made by any Governmental Entity in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction.  There are no liens with respect to Taxes on any of the assets or property of the Seller, other than Permitted Encumbrances.

(b)           All Taxes required to have been withheld or collected and paid prior to the date hereof in connection with amounts paid or owing to any employee, independent contractor, creditor, member, any other third party, or otherwise have been withheld or collected and paid by or on behalf of the Seller; provided, however, that the Seller has outstanding payables to Valid Management, L.L.C. (“Valid”) with respect to such Taxes paid by Valid on behalf of Seller, as set forth on Schedule 3.12.

(c)           The Seller has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of the Seller since January 1, 2001 and prior to the date hereof.

(d)           No claim, assessment, deficiency, audit, investigation, or administrative proceeding with respect to Taxes or any Tax Return of the Seller is pending or, to the knowledge of the Seller, has been threatened.

                3.13        Employee Benefit Plans.

(a)           Schedule 3.13(a) contains a true and complete list of each Current Employee Benefit Plan.

(b)           Neither Seller nor any Commonly Controlled Entity contributes to or has an obligation to contribute to, nor has Seller or any Commonly Controlled Entity at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or a plan subject to Title IV of ERISA.

(c)           All obligations of Seller and each Commonly Controlled Entity, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code, Sections 601 through 608 of ERISA, or similar state law, including, but not limited to, such obligations that may arise by virtue of the transaction contemplated by this Agreement, have been or will be timely performed.

(d)           Schedule 3.13(d) lists all individuals performing services for Seller or any subsidiary as of the date of this Agreement and the annual compensation or rate of pay for each,

with each such individual identified as (i) salaried or hourly, (ii) exempt or nonexempt, (iii) full-time or part-time, (iv) temporary or permanent, and (v) active or inactive, including the reason for such inactive status (e.g., leave of absence, suspension for substandard performance, FMLA, disability, layoff, etc.).  Except as set forth on Schedule 3.13(d), none of said individuals is other than a common law employee of Seller, and none of said individuals is subject to a collective bargaining agreement.

                3.14        Permits; Compliance with Applicable Law.

(a)           Except as set forth in Schedule 3.14(a), to the knowledge of the Seller, the Seller (i) holds all Permits necessary for the lawful conduct of the Business, and (ii) has materially complied with and is not in conflict with, or in default or violation of any statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to the Seller or by which any property or asset of the Seller is bound or affected, except where the failure to hold such Permit or such noncompliance, default or violation would not result in a Seller Material Adverse Effect; and the Seller has not received notice of any violations of any the above.

(b)           Schedule 3.14(b) contains a list of all material Permits held or applied for by Seller in connection with the conduct of the Business.

                3.15        Warranty Claims.  Schedule 3.15 sets forth a description of each outstanding warranty claim that has been made by any of Seller’s customers with respect to products or services provided to such customer by Seller prior to the Closing Date, and the status of any work performed by Seller to satisfy any such claims.  Except as set forth on Schedule 3.15, has no knowledge of any specific facts that could give rise to any Seller Warranty Liabilities in the future.

                3.16        Customers and Suppliers.

(a)           Schedule 3.16(a) lists the Seller’s customers for fiscal year 2004 through the Closing Date and sets forth opposite the name of each such customer the dollar amount of sales attributable to such customer for the period between January 1, 2004 and October 31, 2004.

(b)           Since December 31, 2003, no material supplier of Seller has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to Seller, and except as set forth on Schedule 3.16(b), no material customer of Seller has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from Seller.

                3.17        Properties.

(a)           The Seller does not own or have any fee ownership interest in any Real Property.

(b)           Except as set forth in Schedule 3.17 hereto, to the knowledge of the Seller, all Real Property leased and used by the Seller conform in all material respects with all applicable ordinances, codes or regulations. The Seller enjoys quiet and peaceful possession of all such leased properties occupied by it as lessee.  Schedule 3.17 contains a true, complete and correct list of all leases pursuant to which the Seller leases any Real Property or Personal Property.

                3.18        Insurance.  The Seller has made available to Parent true and complete copies of all policies of insurance of the Seller currently in effect, a list of which is attached as Schedule 3.18.  All of the policies relating to insurance maintained by the Seller with the respect to the Acquired Assets and the conduct of the Business (or any comparable policies entered into as a replacement thereof) are in full force and effect and the Seller has not received any notice of cancellation with respect thereto.  Except as set forth on Schedule 3.18, the Seller does not have any liability for unpaid premium or premium adjustments not properly reflected in the Seller’s Interim Financial Statements.  All claims under any policy or bond have been duly and timely filed.

                3.19        Labor Matters.  The Seller is not a party to any collective bargaining or other labor union or guild contract nor has the Seller been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with the Seller.  There is no pending or, to the knowledge of the Seller, threatened, labor dispute, strike or work stoppage against the Seller.  Neither the Seller nor, to the knowledge of Seller, any of its representatives or employees has committed any unfair labor practices in connection with the operation of the Business, and there is no pending or, to the knowledge of the Seller, threatened charge or complaint against the Seller by the National Labor Relations Board or any comparable state agency.  To the knowledge of the Seller, all employees of the Seller are authorized to be employed by Seller in the United States.  To the knowledge of the Seller, the Seller has at all times been in substantial compliance with all applicable laws and regulations regarding labor and employment practices and policies, including, without limitation, those regarding:  (i) wages, salaries, commissions, bonuses, vacation pay, severance or termination pay, sick pay or other compensation; (ii) employee benefits; (iii) unlawful, unfair, wrongful or discriminatory employment or labor practices; (iv) breach of contract or other claim arising under a collective bargaining agreement, other labor contract or individual agreement, or any other employment covenant whether express or implied; (v) minimum wages or maximum hours of work; (vi) occupational safety and health standards; (vii) denial of mandatory time off under law or failure to reinstate following same; or (viii) plant closing and mass layoff, immigration, workers’ compensation, disability, unemployment compensation, and whistleblowing..  Except as set forth on Schedule 3.19, there are no complaints pending or, to the knowledge of the Seller, threatened against the Seller by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, court, commission or agency nor, to the knowledge of the Seller, does any basis therefor exist.

                3.20        Intellectual Property.  To the knowledge of the Seller, the Seller owns or possesses a license or other right to use without payment of any amount all Intellectual Property Rights.  Schedule 3.20 sets forth a list of all patents, pending patent applications, registered copyrights, registered trademarks and service marks and applications for the registration of trademarks and service marks which are owned by the Seller as well as all material intellectual property license agreements (excluding off-the-shelf software programs licensed by the Seller and licenses embodied in agreements entered into between the Seller and its customers in connection with the services performed by the Seller thereunder).  Except as set forth on Schedule 3.20, the Seller has not received any notice of conflict with the Intellectual Property

Rights from any third party and, to the knowledge of the Seller, the Intellectual Property Rights are valid and enforceable and do not infringe upon the rights of any third parties.

                3.21        Broker’s Fees.  Neither the Seller nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.

                3.22        Bank Accounts.  Seller has disclosed to Parent the identity and location of all accounts and lock boxes maintained by the Seller at banks, trust companies, securities firms or other brokers or other financial institutions with respect to which Seller deposits collections from Accounts Receivable.

                3.23        Bulk Sales Laws.  Seller represents that there are no applicable bulk sale, bulk transfer or similar laws applicable to the transactions contemplated by this Agreement.

                3.24        Complete Copies of Business Records and Other Materials.  The Business Records to be delivered to Buyer are complete and accurate in all material respects.  Seller has delivered or made available true and complete copies of each document that has been requested by the Buyer or its counsel in connection with the Business and the legal and accounting review of Seller.

                3.25        Disclosure.  No representation or warranty of the Seller contained in this Agreement or any schedule to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                3.26        Private Placement Exemption.

(a)           Other than a distribution of the Parent Common Stock to the Seller Interest Holders and other Continuing Employee Stockholders in accordance with the terms of this Agreement, Seller has no present intention of distributing any portion of such shares of Parent Common Stock (or any interest therein) in violation of applicable securities laws.  Seller understands that the shares of Parent Common Stock so issued to Seller will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of such issuance by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Seller’s investment intent as expressed herein.

(b)           Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an investment in Parent Common Stock and protecting Seller’s own interests in connection with such investment.

(c)           Seller acknowledges that it is sufficiently aware of the Parent’s business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable investment decision with respect to acquiring shares of Parent Common Stock pursuant to this Agreement.  Seller has relied upon, and is making its investment decision upon, the information made available to Seller and other information publicly available about Parent.

(d)           Seller is not acquiring the shares of Parent Common Stock as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(e)           With respect to the tax and other economic considerations involved in acquiring the shares of Parent Common Stock, Seller is not relying on Parent or Buyer, and Seller has carefully considered and has, to the extent Seller believes such discussion necessary, discussed with Seller’s professional legal, tax, accounting and financial advisors the implications of acquiring the shares of Parent Common Stock for the Seller’s particular tax, financial and accounting situation.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

The Parent and Buyer hereby, jointly and severally, represent and warrant to the Seller that the statements contained below are true and correct, except as set forth in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by the Parent and Buyer to Seller, on the date hereof and as of the Closing Date.  The disclosures in any section or subsection of the Parent Disclosure Schedule shall qualify other sections and subsections in this Article IV where it should be reasonably apparent such disclosure relates to other such sections and subsections.  For purposes of this Agreement, “Parent Material Adverse Effect” shall mean a material, adverse effect on the business or financial condition of the Parent and its subsidiaries, taken as a whole.  When used herein, the term “to the knowledge of the Parent” shall mean the actual knowledge of the executive officers of the Parent.

                4.01        Corporate Organization and Qualification.  Each of Parent and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Parent and Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

                4.02        Capitalization.

(a)           The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock, of which 19,403,665 shares are issued and outstanding, and 8,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding.  All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were offered, issued and sold by Buyer in compliance with applicable federal and state securities laws.  Except for 6,033,713 outstanding options to purchase shares of Parent Common Stock pursuant to Parent’s Stock Option Plan and 513,784 outstanding warrants to purchase shares of Parent Common Stock, Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security of Parent or any securities representing the right to purchase or otherwise receive any shares of Parent Common Stock or any other equity security of Parent other than as provided for in this Agreement.  There are no bonds, debentures, notes, shares of preferred stock or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of Parent may vote.  There are no agreements or understandings with respect to the voting of any shares of Parent Common Stock or which restrict the transfer of such shares to which Parent is a party, other than applicable federal and state securities laws.

(b)           The authorized capital stock of Buyer consists of 1,000,000 shares of common stock, par value $0.001 per share (“Buyer Common Stock”), 1,000 of which are issued and outstanding.  All of the issued and outstanding shares of Buyer Common Stock are owned by Parent, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

                4.03        Authority; No Violations.

(a)           Each of Parent and Buyer have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the Ancillary Agreements by Parent and Buyer and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of each of Parent and Buyer and no other authorization or consent from the board of directors or shareholders of Buyer or Parent is necessary. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Parent and Buyer and, assuming the due authorization, execution and delivery by the Seller, constitute valid and binding obligations of Parent and Buyer, enforceable against Parent and Buyer in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Except as set forth on Schedule 4.03(b) hereto, neither the execution and delivery of this Agreement and the Ancillary Agreements by each of Parent and Buyer, nor the consummation by either Parent or Buyer, as the case may be, of the transactions contemplated hereby and thereby, nor compliance by either Parent or Buyer with any of the terms or provisions hereof or thereof, will (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Parent, or Buyer, as the case may be, or (ii) to the knowledge of Parent and Buyer, violate any statute, code, ordinance, rule, regulations, judgment, order, writ, decree or injunction applicable to Parent or Buyer or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material agreement or other instrument or obligation to which Parent or Buyer is a party, or by which they or any of their respective properties or assets may be bound or affected, except where such violation, conflict or breach would not have a Parent Material Adverse Effect.

                4.04        Consents and Approvals.  Except for (a) such filings under securities laws as may be necessary in connection with the offer and sale of the Parent Common Stock, (b) such filings as may be necessary as a result of any facts or circumstances related solely to the Seller, and (c) the Consents and filings listed on Schedule 4.04 hereto, no Consent of or filing with any Governmental Entity or with any third party is necessary in connection with the execution and delivery by Parent and Buyer of this Agreement and the Ancillary Agreements and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby, except where the failure to obtain such Consent or make such filing would not result in a Parent Material Adverse Effect.

                4.05        Broker’s Fees.  Neither Parent nor Buyer, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fee, commission or finder’s fee in connection with any of the transactions contemplated by this Agreement, except as set forth in Schedule 4.05 hereto.

                4.06        No Prior Activities of Buyer.  Buyer has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and consummation of the transactions contemplated hereby.  Buyer has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, or become subject to or bound by any obligation or undertaking, that is not contemplated by or in connection with this Agreement and the transactions contemplated hereby.

                4.07        Labor Matters.  Parent is not a party to any collective bargaining or other labor union or guild contract nor has Parent been approached by any collective bargaining or other labor union or guild seeking to enter into a contract with Parent.  There is no pending, or to Parent’s knowledge, threatened labor dispute, strike or work stoppage against Parent which may interfere with the business activities of Parent.  None of Parent or any of its representatives or employees has committed any unfair labor practices in connection with the operation of the business of Parent, and there is no pending or, to Parent’s knowledge, threatened charge or complaint against Parent by the National Labor Relations Board or any comparable state agency.

                4.08        Reports; Financial Statements.

(a)           Parent has filed all forms, reports, registration statements and documents required to be filed by it with the SEC since January 1, 1999 (such forms, reports, registration statements and documents, together with any amendments thereto, the “Parent SEC Filings”).  As of their respective dates, the Parent SEC Filings (i) comply as to form in all material respects with the requirements of the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to Parent or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Parent but which has not been so publicly announced or disclosed (assuming for this purpose the preparation of an effective registration statement filed by Parent under the Securities Act into which Parent’s reports filed under the Exchange Act are incorporated by reference).

(b)           The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Parent SEC Filings (i) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly present the consolidated financial position of Parent as of the dates thereof and the income, cash flows, and changes in stockholder’s equity for the periods involved.

                4.09        No Undisclosed Material Liabilities.  There are no liabilities, commitments or obligations of the Parent of any kind whatsoever whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be likely to result in such a liability, commitment or obligation, other than:

(a)           liabilities, commitments or obligations disclosed or provided for in the Parent SEC Filings;

(b)           liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practice;

(c)           liabilities, commitments or obligations under this Agreement; and

(d)           liabilities, commitments or obligations that individually or in the aggregate have not had and are not reasonably likely to have a Parent Material Adverse Effect.

                4.10        Absence of Certain Changes or Events.  Except as set forth on Schedule 4.10, since the filing of its Quarterly Report on Form 10Q for the quarter ending September 30, 2004, Parent has conducted its business in the ordinary and usual course and, without limiting the generality of the foregoing, there has not been any Parent Material Adverse Effect and, to the knowledge of the Parent, no fact or condition specific to the Parent exists which would reasonably be expected to cause such a Parent Material Adverse Effect.

                4.11        Legal Proceedings.  The Parent is not a party to any, and there are no pending or to the knowledge of Parent threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Parent or any of its Subsidiaries or any property or asset of the Parent or any of its Subsidiaries, before any court, arbitrator, administrative agency or Governmental Entity, domestic or foreign which would have a Parent Material Adverse Effect.

                4.12        Continued Listing of Stock.  Parent’s Common Stock is listed for trading on the Nasdaq SmallCap Market (“Nasdaq”) and the Boston Stock Exchange and meets all maintenance criteria for continued listing thereon, respectively.  Parent has not received any notices or correspondences in writing from either the Nasdaq or the Boston Stock Exchange regarding any current investigation or inquiry or providing any notice of a current proceeding with respect to the delisting of the Parent’s securities.

                4.13        Valid Issuance of Parent Common Stock.  The shares of Parent Common Stock to be issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.  Assuming the accuracy of the representations and warranties of the Seller in Section 3.26 hereof and compliance with the covenants and agreements of Seller in Section 6.02(a) hereof, the shares of Parent Common Stock to be issued to Seller pursuant to this Agreement will be validly issued pursuant to the “private placement” exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

                5.01        Covenants of the Seller.  During the period from the date of this Agreement and continuing until the Closing or sooner termination of this Agreement, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Seller shall carry on its business in the ordinary course consistent with past practice.  The Seller shall use all reasonable efforts to preserve its business organization, keep available the present services of its continuing employees, continue to make regularly scheduled payments on all of its existing debt and preserve for itself and Buyer and Parent the goodwill of the customers of the Seller and others with whom business relationships exist, including, but not limited to all Assigned Contracts.

                5.02        Access to Information; Confidentiality.

(a)           Subject to Section 5.02(b), the Seller shall afford to Parent, and shall cause its independent accountants to afford to Parent and Parent’s accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Seller’s assets, properties, Contracts and Business Records, and the Seller shall permit Parent and its representatives to make abstracts from and copies of such Contracts and Business Records.  During such period, the Seller shall use its commercially reasonable efforts to furnish promptly to Parent all other information concerning the Business, assets, properties and personnel of the Seller as Parent may reasonably request.

(b)           No party (or its representatives, agents, counsel, accountants or investment bankers) hereto shall disclose to any third party, other than either party’s representatives, agents, counsel, accountants or investment bankers any confidential or proprietary information about the business, assets or operations of the other parties to this Agreement or the transactions contemplated hereby, except as contemplated hereby and as may be required by applicable law.  The parties hereto agree that the remedy at law for any breach of the requirements of this subsection will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this subsection, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching parties shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order may be granted immediately on commencement of such action.

                5.03        No Solicitation of Transactions.  Until the earlier of (a) the Closing or (b) termination of this Agreement pursuant to Article VIII, neither the Seller nor any of its members, managers, officers, employees, representatives, agents and advisors nor other persons controlled by the Seller shall solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group (other than Parent, Buyer and their affiliates and representatives) concerning (i) any merger, consolidation, business combination, share exchange, or other similar transaction involving the Seller; (ii) any sale, lease, exchange, mortgage, pledge, license transfer or other disposition of any equity interests or significant assets of the Seller; or (iii) the issuance of any new equity interests of the Seller or any options, warrants or other rights to acquire equity interests of the Seller in connection with a change of control transaction, it being agreed that this clause (iii) shall not prohibit the Seller from issuing additional equity interests or options, warrants or rights to acquire equity interests to its members, employees, agents or holders of its Unit Appreciation Rights.  The Seller will promptly communicate to Parent, Buyer and their affiliates and representatives the terms of any proposal, discussion, negotiation or inquiry relating to a merger or disposition of a portion of its capital stock or assets or similar transaction involving the Seller and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction.

                5.04        Legal Conditions to Transaction.  Each of Parent, Buyer and the Seller shall use all commercially reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the transactions contemplated having and, subject to the conditions set forth in ARTICLE VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Parent, Buyer or the Seller in connection with the transactions contemplated by this Agreement.

                5.05        All Necessary Action.  Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable.  No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of such party being untrue in any material respect as if originally made on and as of the Closing Date.

                5.06        Notification.  Each party shall promptly give the other party written notice of the existence or occurrence of any condition of which it becomes aware which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby.

                5.07        Disclosure Supplements.  Prior to the Closing, each party will supplement or amend the applicable Disclosure Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby.  No supplement or amendment to such Disclosure Schedule shall have any effect for the purposes of determining satisfaction of the conditions set forth in Section 7.02(a) hereof (unless Parent consents in writing to such satisfaction of conditions or elects to waive such matter by closing the transactions contemplated hereby) or for the purposes of determining satisfaction of the conditions set forth in Section 7.03(a) hereof (unless the Seller consents to such satisfaction of conditions or elects to waive such matter by closing the transactions contemplated hereby).

ARTICLE III
ADDITIONAL AGREEMENTS

                6.01        Regulatory Matters.  The parties hereto shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement.  Seller and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Seller, Parent or Buyer, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.  The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.  Parent (or Buyer as the case may be) and the Seller shall promptly furnish each other with copies of written communications received by Parent, Buyer or the Seller, as the case may be, from or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                6.02        Securities Matters.

(a)           The Seller understands and acknowledges that the issuance of the shares of Parent Common Stock pursuant to this Agreement will not be registered under the Securities Act and that the shares of Parent Common Stock will be issued to Seller in a private placement transaction effected in reliance on an exemption from the registration requirements of the

Securities Act and in reliance on exemptions from the qualification requirements of applicable state securities laws.  Seller acknowledges that the shares of Parent Common Stock so issued to Seller will be “restricted securities” under Federal and state securities laws and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available and unless Seller complies with the restrictions set forth in this Agreement.  Seller represents and acknowledges that Seller is familiar with Rule 144 of the Securities Act as presently in effect and understands the restrictions and resale limitations imposed thereby and by the Securities Act.  The Seller understands and agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless (i) pursuant to registration under the Securities Act or (ii) pursuant to an available exemption from registration.  Notwithstanding anything above to the contrary, the Seller shall have the right to transfer shares of Parent Common Stock to the Seller Interest Holders and other Continuing Employee Stockholders, provided that each such transferee shall have executed and delivered to Parent a Stockholder Representation Letter in the form attached hereto as Exhibit D (a “Stockholder Representation Letter”) prior to such transfer.

(b)           The Seller covenants and agrees that during the thirty-six (36)-month period following the Closing Date, Seller will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any such shares of Parent Common Stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Parent Common Stock; provided, however, that Seller may engage in any such action described above after the effective date of the Registration Statement to be filed in accordance with Section 6.02(d), but only to the extent that (x) no more than 25% of the aggregate Registrable Securities (as defined below) registered pursuant to such Registration Statement and attributable to the Seller has been the subject of such actions prior to the first anniversary of the Closing Date, (y) no more than 37.5% of such aggregate Registrable Securities has been the subject of such actions during the period between the Closing Date and the second anniversary of the Closing Date, and (z) no more than 50.0% of such aggregate Registrable Securities has been the subject of such actions during the period between the Closing Date and the third anniversary of the Closing Date; provided, further, however, if the registration statement required under Section 6.02(d) below is not filed in accordance with the terms thereof, the Seller shall have the right to sell and distribute any shares of the Parent Common Stock in accordance with applicable securities laws, subject to the same transfer restrictions set forth in the immediately preceding clause. Following the third anniversary of the Closing Date, any remaining shares of Parent Common Stock held by Seller shall no longer be subject to such transfer restrictions under the terms of this Agreement.  The restrictions on transferability of shares of Parent Common Stock set forth in this Section 6.02(b) shall terminate upon any change of control of the Parent.  The certificates representing the shares of Parent Common Stock issued to Seller hereunder shall bear, in addition to any other legends required under applicable state securities laws, the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, OFFERED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT (I)

PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION AND (II) IN ACCORDANCE WITH THE RESTRICTIONS AND CONDITIONS SET FORTH IN THE ASSET PURCHASE AGREEMENT DATED AS OF DECEMBER 17, 2004, BY AND BETWEEN THE ISSUER AND THE HOLDER OF THESE SECURITIES.  A COPY OF THE APPLICABLE PROVISIONS OF SUCH AGREEMENT SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT ANY SALE OR TRANSFER OF THESE SECURITIES WILL BE IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

In order to prevent any transfer from taking place in violation of this Agreement or applicable law, Parent may cause a stop transfer order to be placed with its transfer agent with respect to the shares of Parent Common Stock.  Parent will not be required to transfer on its books any shares of Parent Common Stock that have been sold or transferred in violation of any provision of this Agreement or applicable law

(c)           During the two (2) year period following the Closing Date, Parent shall (i) use its best efforts to make current public information available in accordance with Rule 144(c) under the Securities Act and  to maintain the continued listing of its shares of Common Stock for trading on the Nasdaq and the Boston Stock Exchange and (ii) furnish to the Seller and each Seller Interest Holder and other Continuing Employee Stockholder upon written request, (x) a written statement as to its compliance with the requirements of Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act and (y) a copy of the most recent annual or quarterly report of Parent.

(d)           Parent shall file, within seventy five (75) days after the Closing Date, a registration statement (“Registration Statement”) on Form S-3, or other appropriate registration form, with the SEC under the Securities Act with respect to the offer and sale by the Seller and, as applicable, the Seller Interest Holders and other Continuing Employee Stockholders pursuant to Rule 415 promulgated under the Securities Act of all of the shares of Parent Common Stock to be issued to the Seller under this Agreement (the “Registrable Securities”) and will use reasonable, prompt and diligent efforts to cause such Registration Statement to become effective as soon as practicable thereafter.  Parent shall use its reasonable, prompt and diligent efforts to cause the Registrable Securities to be listed on Nasdaq and the Boston Stock Exchange.  Notwithstanding anything contained in Section 6.02(b) above, in the event that Parent files a Registration Statement on Form S-3, or other appropriate registration form, with the SEC under the Securities Act with respect to the offer and sale by the Parent (a “Follow-On Offering”) pursuant to Rule 415 promulgated under the Securities Act at any time prior to the first anniversary of the Closing Date, Parent agrees to register up to 50% of the Registrable Securities transferred by the Seller to, and held by, the Seller Interest Holders listed on Schedule 6.02(d) and upon the effectiveness of such Registration Statement such shares shall not be subject to the restrictions of transfer referenced in Section 6.02 or the applicable Stockholder Representation Letters.

(e)           Notwithstanding Section 6.02(d), if Parent shall furnish to the Seller a certificate signed by the president or chief executive officer of the Parent stating that in the good faith judgment of the board of directors of the Parent it would be seriously detrimental to the Parent and its Subsidiaries for such Registration Statement to be filed or such registration to be effected at such time, the Parent shall have the right to defer the filing of the registration statement for so long as reasonably necessary, but no later than 120 days after the Closing Date.

(f)            Parent shall promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and to keep such registration statement effective until the earlier of such time as all Stockholders have completed the distribution described in the Registration Statement or the date on which all the Registrable Securities may be immediately sold without registration, and without restriction as to the number of securities to be sold, pursuant to Rule 144 under the Securities Act.

(g)           Parent shall, if required under applicable law at the time, use its best efforts to register and qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the holders; provided that Parent shall not be required in connection with such registration and qualification or as a condition to such registration and qualification (i) to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or (ii) to subject itself to taxation in any jurisdiction.

(h)           Parent shall notify the Seller and each Seller Interest Holder covered by the Registration Statement at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances then existing.

(i)            Parent shall furnish, without charge, to the Seller and each Seller Interest Holder covered by the Registration Statement such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any prospectus supplement) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such Stockholder’s shares included in the Registration Statement.

(j)            Parent shall notify the Seller and each Seller Interest Holder covered by the Registration Statement (i) when such Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, (A) is proposed to be filed and shall provide the Seller’s legal counsel with a copy of such Registration Statement or prospectus in the form proposed to be filed not less than three trading days before such filing, (B) has been filed and, (C) with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any written request by the SEC for amendments or supplements to such Registration Statement or prospectus or for supplemental information, (iii) of the notification to Parent by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement; and (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the applicable securities or “blue-sky” laws of any jurisdiction.

(k)           In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of the Registrable Securities for sale in any jurisdiction, Parent shall use all reasonable efforts promptly to obtain the withdrawal of such order.

(l)            All expenses incurred in effecting the registration under the Registration Statement  shall be borne by Parent, including, without limitation, all registration fees, blue sky expenses, printing fees and listing fees.  All underwriting discounts, selling commissions, and stock transfer taxes relating to the Registrable Securities shall be borne by the selling stockholders pro rata on the basis of the number of shares of Registrable Securities registered on their behalf.

(m)          Parent may require the Seller and any Seller Interest Holder to furnish, and each such person shall furnish Parent with, such information regarding such person and the distribution of the Registrable Securities as Parent may from time to time reasonably request in writing and to otherwise cooperate in connection with such registration.  At any time during the effectiveness of the Registration Statement, if such person becomes aware of any change materially affecting the accuracy of the information contained in such Registration Statement or the prospectus (as then amended or supplemented) relating to such person, including but not limited to the sale or disposition of all Registrable Securities owned by each such person, he or it will promptly notify Parent of such change.

(n)           Upon receipt of any notice from Parent of the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Seller and each Seller Interest Holder will forthwith discontinue such person’s disposition of Registrable Securities pursuant to the Registration Statement until such person receives copies of a supplemented or amended prospectus from Parent and, if so directed by Parent, shall deliver to Parent (at Parent’s expense) all copies, other than permanent file copies, then in such stockholder’s possession of the prospectus relating to such Registration Statement current at the time of receipt of such notice.

(o)           Parent shall, to the full extent permitted by law, indemnify and hold harmless Seller, each Seller Interest Holder included in the Registration Statement and their respective directors, managers, officers, employees, agents and other persons, if any, who control the Seller or any Seller Interest Holder within the meaning of the Securities Act, against any expenses, claims, losses, damages or liabilities to which such person may become subject under the Securities Act or otherwise, insofar as such expenses, claims, losses, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, final prospectus, preliminary prospectus, or prospectus supplement contained therein or filed with the SEC, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or. necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided, that Parent shall not be liable in any such case to the extent that any such loss (or actions in respect thereof) arises out of or is based upon an untrue statement or omission made in any such Registration Statement, final prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing to Parent by such person and stated to be specifically for use therein.

(p)           The Seller and each Seller Interest Holder included in the Registration Statement shall, to the full extent permitted by law, indemnify and hold harmless Parent, its directors, officers, employees, agents and each other person, if any, who controls Parent within the meaning of the Securities Act, against any expenses, claims, losses, damages or liabilities to which Parent or any such director, officer, employee, agent or controlling person may become subject under the Securities Act or otherwise, insofar as such expenses, claims, losses, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, final prospectus or prospectus supplement contained therein or filed with the SEC, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to Parent by such person specifically stating that it is for use in the preparation of such Registration Statement, final prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 6.02(p), shall be several, and not joint, among such indemnifying parties on the basis of the number of shares of Parent Common Stock of each such indemnifying party included in the Registration Statement, and shall not exceed the value as of the date hereof of the shares of Parent Common Stock received by such person pursuant to this Agreement. The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer, employee, agent or controlling person and shall survive the transfer of such securities by such stockholder.  Each such person shall also indemnify each other person who participates in the offering or sale under the Registration Statement, their officers, directors, employees, agents and each other person, if any, who controls any such participating person within the meaning of the Securities Act to the same extent as provided above with respect to Parent.

(q)           Promptly after receipt by any party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.02(o) or 6.02(p), such party shall, if a claim in respect thereof is to be made against another party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that any failure of any person to give notice as provided therein shall not relieve any other person of its obligations under Section 6.02(o) or 6.02(p), as the case may be, except to the extent that such other person is actually prejudiced by such failure.  In case any such action is brought, the party obligated to indemnify pursuant to Section 6.02(o) or 6.02(p), as the case may be, shall be entitled to participate in and, unless, in the reasonable judgment of counsel to any indemnified party, a conflict of interest between such indemnified party and any indemnifying party exists with respect to such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party may participate in such defense at the indemnified party’s expense. Without the consent of the indemnified party, no indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation.  No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

(r)            If the indemnity and reimbursement obligation provided for in Section 6.02(o) or 6.02(p) is unavailable or insufficient to hold harmless a party entitled to indemnification hereunder in respect of any expenses, claims, losses, damages or liabilities (or actions with respect thereto) referred to therein, the party obligated to indemnify hereunder shall contribute to the amount paid or payable by the indemnified party as a result of such expenses, claims, losses, damages or liabilities (or actions) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such expenses, claims, losses, damages or liabilities as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were-to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph.  No person guilty of fraudulent misrepresentation within the meaning of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

                6.03        Stock Restriction and Employment Agreements.  As additional consideration for Parent, and as a material inducement for Parent and Buyer to enter into this Agreement and to consummate the transactions contemplated hereby:

(a)           Tom Pash, COO of Seller, shall enter into an Employment Agreement with Parent, in the form attached hereto as Exhibit E (the “Employment Agreement”), on or before the Closing Date, pursuant to which he shall agree to be employed by the Parent through the third anniversary of the Closing Date.

(b)           Each other key employee of Seller with respect to whom the Seller intends to distribute shares of Parent Common Stock and Parent intends to offer employment, which persons are listed on Schedule 6.03(b) (together with Tom Pash, each a “Continuing Employee Stockholder”), shall enter into a Stock Restriction Agreement with Parent, in the form attached hereto as Exhibit F (a “Stock Restriction Agreement”), prior to any distribution of shares of Parent Common Stock from Seller to such person, pursuant to which each such person shall agree that 50% of any shares of Parent Common Stock distributed to him by Seller shall be subject to a risk of forfeiture through the third anniversary of the Closing Date.  The Seller agrees that it will not make any such distribution of shares of Parent Common Stock to any such person unless this condition is satisfied, and further agrees to not take any other actions with respect to the shares of Parent Common Stock inconsistent with the above restrictions.

                6.04        Non-Compete Agreements.

(a)           As additional consideration for Parent, and as a material inducement for Parent and Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, (i) each Continuing Employee Stockholder shall enter into a Non-Compete Agreement with Parent, in the form attached hereto as Exhibit G-1, on or before the Closing Date, and (ii) certain other Seller Interest Holders and other persons listed on Schedule 6.04 shall enter into a Non-Compete Agreement with Parent, in the form attached hereto as Exhibit G-2, on or before the Closing Date, pursuant to which each such person shall agree to certain noncompetition, nonsolicitation and no-hire provisions (collectively, the “Non-Compete Agreements”).

(b)           The Seller agrees not to, during the Noncompetition Period, directly or indirectly: (i) solicit (or assist another in soliciting) any Covered Client or Prospective Client for Competitive Products or Services; or (ii) provide (or assist another in providing) Competitive Products or Services to any Covered Client or Prospective Client; (iii) encourage (or assist another in encouraging) any employee, contractor, consultant, supplier, or vendor of the Parent, Buyer or Seller to terminate his or her relationship, as it relates to the Competitive Services, with the Parent or Buyer, as applicable; (iv) engage, hire or solicit (or assist another in engaging, hiring or soliciting) for employment or other personal service engagement any employee or, as it relates to the performance of Competitive Services, any contractor or consultant of the Parent or Buyer; or (v) offer Competitive Products or Services within the Restricted Area (for itself to others or on behalf of any Competing Business); provided, that the Seller may own up to 5% of any class of securities of any company that is traded on a national securities exchange or through the Nasdaq National Market.  Notwithstanding the preceding sentence, the Seller may engage in any of the activities listed in the preceding sentence with the Parent’s prior written approval, which approval may be withheld in Parent’s sole discretion.

(c)           During the Noncompetition Period, the Seller expressly consents to and authorizes the Parent and Buyer to disclose both the existence and terms of the applicable provisions of this Agreement to any future user of the Seller’s services and to take any steps the Parent or the Buyer deems necessary to enforce this Agreement.

(d)           The Seller hereby acknowledges that the Parent and Buyer have invested, and will continue to invest, significant time, cost, and effort in developing and maintaining their  customer base and in developing and maintaining their prospective customer base.  The Seller further acknowledges that the Parent’s and Buyer’s relationships with their customers and prospective customers are intended to be continuous and long-term.

                6.05        Transition Services Agreement; Hiring of Employees.  Parent and Seller agree to enter into the Transition Services Agreement on or before the Closing Date, pursuant to which Seller will use its commercially reasonably efforts to (i) retain each of the employees of the Seller listed on Schedule 6.05 (the “Continuing Employees”), and (ii) cause the Continuing Employees to perform services exclusively for the benefit of the Parent (at the level and to the extent such services were performed for the Seller prior to the Closing) from the Closing Date through January 31, 2005 (the “Transition Period”).  During the Transition Period, Parent will offer employment, effective no later than February 1, 2005, to each Continuing Employee.  It shall be a condition to the employment of each Continuing Employee with the Parent that such person execute the Parent’s standard Confidentiality and Intellectual Property Assignment Agreement in the form attached hereto as Exhibit H .

                6.06        Employee Benefit Plans and Stock Option Grants.

(a)           Effective as of no later than February 1, 2005, Parent shall, or shall cause its affiliates to, (i) cause each Continuing Employee to be covered under each employee benefit plan, program, or arrangement, including, but not limited to, any qualified retirement, medical, dental, vision, life insurance, cafeteria, disability, severance, nonqualified deferred compensation, or paid time-off plan, maintained by Parent or any of its affiliates (“Parent Plan”) for which such Continuing Employee is eligible under the terms and conditions of each such Parent Plan.  With respect to such Parent Plans, Parent shall credit prior service of the Continuing Employees with Seller as reflected on the records of Seller provided to Parent for purposes of participation and vesting under any such Parent Plan and for purposes of participation, vesting, and calculation of benefits for periods after the Closing Date with respect to vacation, sick days, severance and post-employment benefits to the extent that such service is recognized under the analogous benefit plans and programs maintained by or on behalf of Seller (but this credit will not obligate Parent or Buyer to continue the employee benefit plans and programs maintained by Parent or Buyer or otherwise alter the terms and conditions of the Parent Plans or Parent’s or Buyer’s vacation, sick days, severance and post-employment benefits or any of them); provided, that such service need not be credited to the extent it will result in duplication of benefits.  Any pre-existing condition restrictions and waiting period limitations that were deemed satisfied with respect to a particular person under any Current Employee Benefit Plan that is a group health plan immediately prior to the Closing Date shall be deemed satisfied by Parent and Buyer under their respective group health plans with respect to such person on or after the Closing Date to the extent (and only to the extent) agreed to by the insurer, if any, of the applicable Parent or buyer group health plan.  The Parent shall assume and honor, or cause the Buyer to assume and honor, all paid time-off obligations such as vacation and sick days, to the extent that such obligations are reflected on the Closing Date Statement.

(b)           The parties hereby agree that (i) Seller or its Commonly Controlled Entities will retain all Employee Benefit Plans and all associated liabilities and obligations and (ii) neither Buyer nor Parent will assume any Employee Benefit Plan or any obligations or liabilities thereunder, and none shall be considered to be either an “Acquired Asset,” an “Assigned Contract,” or an “Assumed Liability” for purposes of this Agreement, except as specifically set forth on the Estimated Statement, as revised by the Closing Date Statement.  The Seller or a Commonly Controlled Entity will maintain a group health plan (within the meaning of Section 4980B of the Code) for a period of at least 18 months after the Closing Date.  Parent will cause its retirement plan that is intended to be qualified within the meaning of section 401(a) of the Code (the “Parent Qualified Plan”) to accept the “eligible rollover distributions” (within the meaning of section 402(c)(4) of the Code) of each Continuing Employee who is eligible to participate in the Parent Qualified Plan distributed in cash from any Current Employee Benefit Plan that is a defined contribution plan qualified within the meaning of section 401(a) of the Code.

(c)           On or before the Closing Date, Parent shall have reserved an aggregate of 300,000 shares of Parent Common Stock under Parent’s Stock Option Plan for the grant to Continuing Employees of options to purchase such shares in such amounts as set forth on Schedule 6.06(c).  As soon as practicable after January 1, 2005, all such options will be granted to the Continuing Employees who accept employment with Parent, in each case, under the terms and conditions of Parent’s Stock Option Plan and the form stock option agreement (the “Parent Stock Option Agreement”) set forth in Exhibit I hereto.  Parent shall take all necessary corporate action to effect such grant at the first meeting of Parent’s Board of Directors following the Closing.  The exercise price per share of Parent Common Stock purchasable under each option granted from the Continuing Employee Pool shall be equal to the fair market value per share of Parent Common Stock on the option grant date.

                6.07        Publicity.  Except as otherwise required by law or the rules of the Nasdaq or the Boston Stock Exchange, from the date of this Agreement until the Closing Date or earlier termination of this Agreement, none of Parent, Buyer or the Seller shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party. Notwithstanding the above, the Seller acknowledges that Parent, as a publicly held company, is subject to certain disclosure requirements under federal securities laws.  Accordingly, Parent reserves the right to disclose this Agreement and the transactions contemplated hereby, including financial information regarding the Seller and the status of negotiations, at any time it decides that such disclosure is appropriate under the securities laws or the rules of any stock exchange, provided, however, that Parent shall provide the Seller and its counsel a reasonable time to review and comment upon such disclosure.

                6.08        Taxes.  Seller shall pay the cost of all sales, transfer and use Taxes arising out of the transfer of the Acquired Assets pursuant to this Agreement.  Seller shall pay all costs and expenses (including, without limitation, recording fees and real estate transfer Taxes and real estate transfer stamps) incurred in connection with obtaining or recording title to the Acquired Assets.  The sales, use and transfer Tax returns required by reason of said transfer shall be timely prepared and filed by the party normally obligated by law or regulation to make such filing.  Seller and Buyer agree to reasonably cooperate with each other in connection with the preparation and filing of such returns, in obtaining all available exemptions from such sales, use and transfer Taxes, and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.  Within two years of the Closing Date, the Seller shall either (i) deliver to the Parent a Certificate of Account Status for Seller showing no tax due, certified by the Texas Comptroller of Public Accounts, as of the Closing Date or (ii) delivery a Certificate of Dissolution issued by the Texas Secretary of State.

                6.09        Accounts Receivable.  Following the Closing, the right to collect payment on all Accounts Receivable included in the Acquired Assets shall belong to Buyer.  Following the Closing, to the extent that the Seller receives any cash payments with respect to any such Accounts Receivable, or any other accounts receivable of Buyer or Parent arising from the Business from and after the Closing Date, Seller shall remit such payments to Buyer or Parent within three business days after the end of the month in which the cash was collected.

ARTICLE VII
CONDITIONS PRECEDENT

                7.01        Conditions to Each Party’s Obligation.  The respective obligation of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)           Regulatory Approvals.  All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(b)           No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing any of the transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending.  No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal any of the transactions contemplated by this Agreement.

                7.02        Conditions to Obligations of Parent and Buyer.  The obligation of Parent and Buyer to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by Parent or Buyer, at or prior to the Closing, of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except to the extent that such representations and warranties are qualified by the term “material” or contain terms such as “Seller Material Adverse Effect” in which case such representations and warranties shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).  Parent shall receive at Closing a certificate signed on behalf of the Seller by an authorized officer to the foregoing effect.

(b)           Performance of Obligations of the Seller.  The Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall receive at Closing a certificate signed on behalf of the Seller by an authorized officer to such effect.

(c)           Consents Under Agreements.  The consent, approval, waiver or amendment  of each person (other than the Governmental Entities) set forth on Schedule 7.02(c) hereto shall have been obtained and shall be reasonably satisfactory to Parent.

(d)           Stockholder Representation Letters.  Each of the Seller Interest Holders and other Continuing Employee Stockholders shall have executed and delivered a Stockholder Representation Letter to Parent.

(e)           Employment Agreement.  Tom Pash shall have executed and delivered the Employment Agreement to Parent.

(f)            Stock Restriction Agreements.  Each of the Continuing Employee Stockholders (except Tom Pash) shall have executed and delivered a Stock Restriction Agreement to Parent.

(g)           Non-Compete Agreements.  Each of the Continuing Employee Stockholders and each of the other Seller Interest Holders and other persons listed on Schedule 6.04 shall have executed and delivered to Parent a Non-Competition Agreement in the applicable form as set forth in Section 6.4.

(h)           Opinion of Counsel for Seller.  The Parent and Buyer shall have received an Opinion of Counsel of the Seller in substantially the form attached as Exhibit J.

(i)            Escrow Agreement.  The Seller and the Escrow Agent shall each have executed and delivered the Escrow Agreement.

(j)            Agreement and Bill of Sale. The Seller shall have executed and delivered the Agreement and Bill of Sale.

(k)           Transition Services Agreement.  The Seller shall have executed and delivered the Transition Services Agreement.

(l)            Lien Releases.  The Seller shall have delivered lien releases, pay-off letters and UCC-3 termination statements as may be necessary to evidence the release and termination of all material Encumbrances (other than Permitted Encumbrances) on the Acquired Assets and on Seller’s rights, title and interests in the Acquired Assets that are not owned by Seller.

(m)          Real Estate Lease.   Parent or Buyer shall have entered into an 18-month lease agreement for the Seller’s Houston headquarters in a form acceptable to Parent and Buyer.

(n)           Smith & Associates Agreement.  Parent or Buyer shall have entered into a 12-month contract for IT services with Smith & Associates in a form acceptable to Parent and Buyer.

(o)           No Material Adverse Changes.  During the period between the execution of this Agreement and the Closing Date, there shall not have been any Seller Material Adverse Effect and no fact or condition specific to the Seller shall exist which has had or would reasonably be expected to cause such a Seller Material Adverse Effect after the Closing; provided, however, that for purposes of this Section 7.02(p), Seller Material Adverse Effect shall exclude any change or effect due to (i) the execution and consummation of this Agreement and the transactions contemplated hereby, (ii) any action taken by Seller, the Seller Interest Holders or their respective representatives required or permitted by the terms of this Agreement or necessary to consummate the transactions contemplated by this Agreement, (iii) the general state of the industries in which the Business operates, or (iv) general legal, regulatory, political, business or economic conditions generally affecting the economy as a whole.

                7.03        Conditions to Obligations of the Seller.  The obligations of the Seller to effect the transactions contemplated hereby is also subject to the satisfaction, or waiver by the Seller, at or prior to the Closing of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent and Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except to the extent that such representations and warranties are qualified by the term “material” or contain terms such as “Parent Material Adverse Effect” in which case such representations and warranties shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date).  The Seller shall receive at Closing a certificate signed on behalf of Parent by an authorized officer to the foregoing effect.

(b)           Performance of Obligations of Parent and Buyer.  Parent and Buyer shall have each performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Seller shall receive at Closing a certificate signed on behalf of Parent and Buyer by an authorized officer of each company to such effect.

(c)           Opinion of Counsel for the Parent and Buyer.  The Seller shall have received an opinion of counsel of Parent and Buyer in substantially the form attached as Exhibit K.

(d)           Escrow Agreement.  The Parent, Buyer, and the Escrow Agent shall each have executed and delivered the Escrow Agreement.

(e)           Agreement and Bill of Sale. The Parent and Buyer shall each have executed and delivered the Agreement and Bill of Sale.

(f)            Transition Services Agreement.  The Parent shall have executed and delivered the Transition Services Agreement.

(g)           No Material Adverse Changes.  During the period between the execution of this Agreement and the Closing Date, there shall not have been any Parent Material Adverse Effect and no fact or condition specific to the Parent shall exist which has had or would reasonably be expected to cause such a Parent Material Adverse Effect after the Closing.

ARTICLE VIII
TERMINATION AND AMENDMENT

                8.01        Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual consent of Parent and the Seller in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

(b)           by either Parent or the Seller (provided, however, that the right to terminate this Agreement under this clause shall not be available to any party whose breach or failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur) if there shall have been any material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, or any of the representations and warranties of such party shall cease to be materially true and correct, such that the provisions of Sections 7.02(a) and 7.02(b) or Sections 7.03(a) and 7.03(b), as the case may be, would not be satisfied and such breach has not been cured within ten (10) days after notice thereof to the breaching party; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

(c)           by either Parent or the Seller if the Closing shall not have occurred by February 23, 2005; provided, however, such date may be increased by an additional thirty (30) days at the request of the Parent if the Closing is delayed solely because any Requisite Regulatory Approval has not been obtained and Parent is diligently undertaking such efforts required to obtain the same; provided, further, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose actions or failure to act has been a primary cause of, or resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

                8.02        Effect of Termination.  In the event of termination of this Agreement by either Parent or the Seller as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, except that Section 5.02(b) shall survive any termination of this Agreement for a period of two (2) years following such termination, and there shall be no further obligation on the part of Parent, Buyer, Seller, or their respective officers or directors or the Stockholders except for the obligations under such provisions.  Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement.

                8.03        Expenses.  Regardless of whether the transactions contemplated by this Agreement close, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                8.04        Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                8.05        Extension; Waiver.  Any agreement on the part of a party hereto to (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall nor operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX
INDEMNIFICATION

                9.01        Agreement to Indemnify.  Following the Closing and subject to the limitations set forth herein,

(a)           the Seller and, pursuant to the Stockholder Representation Letters, the Seller Interest Holders and other Continuing Employee Stockholders shall severally indemnify and agree to defend and hold harmless Parent and Buyer (and their respective affiliates, officers, directors, employees, representatives and agents) (“Purchaser Indemnities” and, singularly, a “Purchaser Indemnitee”) against and in respect of any and all Damages, by reason of or otherwise arising out of:

(i)            any Excluded Liability;

(ii)           any Actual Net Working Capital Shortfall;

(iii)          any Seller Warranty Liabilities; or

(iv)          any breach by the Seller of a representation, warranty or covenant contained in this Agreement;

provided, that, the Purchaser Indemnities will not be entitled to indemnification pursuant to this Section 9.01(a) unless the aggregate amount of all Damages for which indemnification is sought by the Purchaser Indemnities exceeds $87,000 (the “Buyer Indemnification Basket”), in which case the Purchaser Indemnities will be entitled to indemnification for the full amount of such Damages, subject to a maximum liability to all Purchaser Indemnitees, in the aggregate, of an amount equal to the Escrowed Shares; provided, further, that the Buyer Indemnification Basket shall not apply to any breach of Section 3.10 due to uncollectability of Accounts Receivable (the “AR Shortfall”), with respect to which the Purchaser Indemnities will not be entitled to indemnification pursuant to this Section 9.01(a) unless the aggregate amount of the AR Shortfall exceeds the amount, if any, equal to the Actual Net Working Capital less the Net Working Capital Threshold (the “AR Shortfall Basket”), in which case the Purchaser Indemnities will be entitled to indemnification for all damages in excess of the AR Shortfall Basket up to an aggregate amount equal to 67% of the book value of the net Accounts Receivable as set forth on the Closing Date Statement; and provided, further, that neither the Buyer Indemnification Basket, the AR Shortfall Basket, nor the limitation of liability to the Escrowed Shares will apply to any claim for indemnification based on (A) any failure by Seller to pay, perform or discharge any Excluded Liabilities, (B) any Actual Net Working Capital Shortfall, or (C) any Seller Warranty Liabilities.

“Damages” shall include, reasonable attorneys’ fees and disbursements, reasonable accountants’ fees and disbursements, costs of litigation and other expenses incurred by them (or their respective affiliates, officers, directors or employees) in the defense of any claim asserted against them (or their respective affiliates, officers, directors, employees or agents) and any amounts paid in settlement or compromise of any claim asserted against them to the extent that the claim asserted is or would have been subject to the indemnification provisions hereof, subject to the limitations on indemnification set forth in Sections 9.02 and 9.03.  “Damages” shall not include any amount for which reimbursement is received by Parent, the Buyer or the Seller, as the case may be, pursuant to insurance policies or third-party payments by virtue of indemnification or subrogation received by such party which the Parent, the Seller and the Buyer  shall use their best efforts to pursue, and shall be determined net of any tax benefit actually realized by the Indemnified Party as a result of the claim.

(b)           Parent shall indemnify and agrees to defend and hold harmless the Seller, the Seller Interest Holders and other Continuing Employee Stockholders (and their respective affiliates, representatives and agents) (the “Seller Indemnities”) against and in respect of any and all Damages by reason of or otherwise arising out of:

(i)            any Assumed Liability;

(ii)           any  breach by Parent or Buyer of any representation, warranty or covenant contained in this Agreement;

(iii)          any claim of false or misleading information relating to Parent included in the Parent SEC Filings.

provided, that, the Seller Indemnities will not be entitled to indemnification pursuant to this Section 9.01(b) unless the aggregate amount of all Damages for which indemnification is sought by the Seller Indemnities exceeds $87,000 (the “Seller Indemnification Basket”),  in which case the Seller Indemnities will be entitled to indemnification for the full amount of such Damages; provided, further, that the Seller Indemnification Basket will not apply to any claim for indemnification based on any failure by Parent or Buyer to pay, perform or discharge any Assumed Liabilities.

                9.02        Survival of Indemnity.  The representations and warranties and indemnification obligations of the Seller and Parent pursuant to Section 9.01 shall survive the Closing for a period of twelve (12) months, except for Damages arising from (a) any failure of Seller to pay, perform or discharge any Excluded Liabilities or (b) any failure of Parent or Buyer to pay, perform or discharge any Assumed Liabilities, in each which case the obligations of the applicable Indemnifying Party pursuant to Section 9.01 shall survive the Closing for a period of twenty four (24) months.  Any claims for indemnification in accordance with this ARTICLE IX with respect to any representation or warranty must be made (and will be null and void unless made) prior to the end of the applicable survival period.  Upon expiration of such periods, no Indemnifying Party shall have any liability for Damages under such indemnification obligations unless it has received written notice from an Indemnified Party claiming indemnification prior to the expiration of the applicable period as required.

                9.03        Additional Provisions.

(a)           Limitations on Indemnified Amounts of the Seller, Seller Interest Holders and other Continuing Employee Stockholders.  Except as provided in the last sentence of the first paragraph of Section 9.01(a), (i) the Escrowed Shares provided pursuant to the Escrow Agreement shall be the exclusive means for the Purchaser Indemnities to collect any Damages for which they may be entitled to indemnification under this ARTICLE IX, and (ii) the maximum aggregate amount of indemnification for any Damages for which the Seller and any Seller Interest Holders and other Continuing Employee Stockholders are required to indemnify the Purchaser Indemnities shall not exceed the Escrowed Shares.  In no event shall the aggregate indemnity obligation of Seller, the Seller Interest Holders and the other Continuing Employee Stockholders, in excess of the Escrowed Shares, exceed an amount equal to the aggregate Purchase Price received by such persons and the liability of such persons, if any, in excess of the Escrowed Shares shall be proportionate based on the proceeds received by such persons so that no single Seller Interest Holder or other Continuing Employee Stockholder shall be obligated to pay more than his proportionate share of any such indemnification liability.  The liability of the Seller, the Seller Interest Holders and other Continuing Employee Stockholders for indemnification under this ARTICLE IX by reason of or arising out of any breach by the Seller of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by Parent of the books, records or operations of the Seller.

(b)           Limitations on Indemnified Amounts of Parent.  Parent shall have the obligation to indemnify the Seller Indemnities under this ARTICLE IX with respect to all matters listed in Section 9.01(b) or as otherwise provided herein.  Notwithstanding the preceding sentence, in no event shall the Parent’s aggregate indemnity obligations exceed an amount equal to the maximum potential aggregate indemnification obligation of the Seller, the Seller Interest Holders and the other Continuing Employee Stockholders as provided in Section 9.03(a).  The liability of Parent for indemnification under this ARTICLE IX by reason of or arising out of any breach by Parent or Buyer of any representation or warranty shall not be modified, waived or diminished by any examination or investigation conducted by the Seller of the books, records or operations of Parent and Buyer.

(c)           No Limitation in Event of Fraud.  Notwithstanding any other provision hereof, nothing in this ARTICLE IX (including the provisions of paragraphs (a) and (b) of this Section 9.03) or otherwise shall limit, in any manner, any remedy at law or equity, to which any party may be entitled as a result of fraud by any Indemnifying Party or its employees, officers or directors or a violation of the federal securities laws.

(d)           Exclusivity of Remedy; Survival of Covenants.  Following the Closing, except in respect of claims based upon fraud or violation of the federal securities laws, the indemnification accorded by this Section shall be the sole and exclusive remedy of the parties indemnified under this ARTICLE IX in respect of any misrepresentation or inaccuracy in, or breach of, any representation or warranty or any breach or failure in performance of any covenant or agreement made in this Agreement or in any document or certificate delivered pursuant hereto.  Notwithstanding the foregoing, in the event of any breach or failure in performance after the Closing of any covenant or agreement, a non-breaching party shall also be entitled to seek specific performance, injunctive or other equitable relief.  The covenants of any party shall terminate according to the terms of such covenant and the expiration of the applicable statutes of limitations.

(e)           Subrogation.  Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this ARTICLE IX, an Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other persons as the Indemnified Party may have.

                9.04        Claim Notice; Definitions; Third Party Claim Procedures.

(a)           Claim Notice.  An Indemnified Party shall give each Indemnifying Party from whom indemnification is sought prompt written notice (a “Claim Notice”) of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base the claim for indemnification under this ARTICLE IX, which shall contain (i) a description and the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this ARTICLE IX for such Damages, and (iii) a demand for payment, provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially and actually prejudiced by such failure.  Parent, Buyer, and Seller agrees that the procedures set forth in the Escrow Agreement with respect to Claim Notices and responses thereto shall govern all claims made against the Escrowed Shares.

(b)           Definitions.  The term “Indemnified Party” shall mean a party (or its successor) who is entitled to indemnification from a party hereto pursuant to this ARTICLE IX; the term “Indemnifying Party” shall mean a party (or its successor) hereto who is required to provide indemnification under this ARTICLE IX to another party; and the term “Third Party Claim” shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

(c)           Procedure.  The Indemnified Party may, upon reasonable notice, tender the exclusive defense of a Third Party Claim (subject to the provisions of this Section 9.04(c)) to the Indemnifying Party.  If (i) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification (or reservation of rights) by the Indemnifying Party; or (ii) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 9.04(c), the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this ARTICLE IX; then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim.  The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided.  The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest, defend, litigate and settle the Third Party Claim as provided herein.  So long as the Indemnifying Party has not lost its right, defend, litigate and settle and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the right, upon receiving the prior written approval of the Indemnified Party (which shall not be unreasonably withheld unless such settlement does not fulfill the conditions set forth in the following sentence and which shall be deemed automatically given if a response has not been received within the thirty (30) day period following receipt of the proposed settlement by the Indemnified Party), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable.  Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party or Indemnifying Party (as the case may be) that is not controlling the defense and or settlement of the Third Party Claim (the “Non-Control Party”) shall be required by an Indemnifying Party or Indemnified Party controlling the litigation to (and no such party shall) (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Non-Control Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Non-Control Party or which may otherwise have an adverse effect on the Indemnified Party’s business, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. All expenses (including attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party.  No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this ARTICLE IX shall relieve it of such obligations to the extent they exist.  If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this ARTICLE IX, or if, in accordance with the foregoing, the Indemnifying Party does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least twenty (20) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party.  If, pursuant to this Section 9.04(c), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as provided herein, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending, contesting, litigating and/or settling the Third

Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses.  The Indemnified Party or the Indemnifying Party, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim.

ARTICLE X
GENERAL PROVISIONS

                10.01      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or telecopied (with confirmation from recipient) provided that a copy of all telecopies is sent by one of the other delivery methods set forth in this Section 10.01 within one (1) day of being telecopied, three (3) days after mailed by registered or certified mail (return receipt requested) or on the day delivered by an express courier (with confirmation from recipient) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Buyer, to:

Perficient, Inc.
1120 S. Capital of Texas Highway
Building 3, Suite 220
Austin, TX 78746
Attn: John T. McDonald, CEO
	Phone:	(512) 531-6000
	Facsimile:	(512) 531-6011

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
The Terrace 7
2801 Via Fortuna, Suite 100
Austin, Texas 78746
Attn: J. Nixon Fox III, Esq.
	Phone:	(512) 542-8427
	Facsimile:	(512) 236-3216

(b)	if to the Seller, to:

ZettaWorks, LLC
5306 Hollister
Houston, TX 77040
Attn: Rodney Faldyn
	Phone:	(713) 430-3000
	Facsimile:	(713) 430-3099

with a copy (which shall not constitute notice) to:

ZettaWorks, LLC
5306 Hollister
Houston, TX 77040
Attn: Matt Hartzell
	Phone:	(713) 430-3000
	Facsimile:	(713) 430-3099

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP
10001 Woodloch Forest Drive, Suite 200
The Woodlands, Texas 77380
Attn: William C. McDonald, Esq.
	Phone:	(713) 220-4813
	Facsimile:	(713) 238-7286

                10.02      Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

                10.03      Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                10.04      Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                10.05      Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles thereof.

                10.06      Arbitration.    If any dispute relating to this Agreement arises between the parties, and no agreement relating to such dispute can be reached after good faith negotiation, either Parent or Buyer, on the one hand, or Seller, on the other hand, may, by written notice to the other, demand that such dispute be settled by arbitration conducted by one arbitrator to be mutually agreed to by the parties.  The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator.  The costs of any such arbitration proceeding shall be shared equally by the parties unless otherwise determined by he arbitrator.  The decision of the arbitrator as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.  Any such arbitration shall be held in Austin, Texas under the commercial rules then in effect of the American Arbitration Association.  Notwithstanding any of the foregoing or any other provision of this Agreement, a court of competent jurisdiction shall have the power to maintain the status quo pending the arbitration of any dispute under this Section, and this Section shall not require the arbitration of an application for emergency or temporary injunctive relief by either party pending arbitration; provided, however, that the remainder of any such dispute beyond the application for emergency or temporary injunctive relief shall be subject to arbitration under this Section.

                10.07      Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Sections 5.03 or 6.04 (b) of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Sections 5.03 or 6.04(b) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any court located in Austin, Texas, this being in addition to any other remedy to which they are entitled at law or in equity.

                10.08      Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                10.09      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies hereunder.

                10.10      Amendment.  This Agreement may be amended with respect to any of the terms contained herein only by written agreement, signed by each of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Buyer and the Seller have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PARENT:

Perficient, Inc.

By:
Name:	John T. McDonald
Title:	Chief Executive Officer

BUYER:

Perficient ZettaWorks LLC

By:
Name:	John T. McDonald
Title:	Chief Executive Officer

SELLER:

ZettaWorks LLC

By:
Name:
Title:

EXHIBIT A

Form of Escrow Agreement

A-1

EXHIBIT B

Agreement and Bill of Sale

B-1

EXHIBIT C

Form of Transition Services Agreement

C-1

EXHIBIT D

Form of Stockholder Representation Letter

D-1

EXHIBIT E

Form of Employment Agreement

E-1

EXHIBIT F

Stock Restriction Agreement

F-1

EXHIBIT G-1

Form of Non-Compete Agreement (Continuing Employee Stockholder)

G-1

EXHIBIT G-2

Form of Non-Compete Agreement (other Seller Interest Holders and certain other persons)

G-2

EXHIBIT H

Form of Confidentiality and Intellectual Property Assignment Agreement

H-1

EXHIBIT I

Form of Stock Option Agreement

I-1

EXHIBIT J

Form of Opinion of Counsel to the Seller

J-1

EXHIBIT K

Form of Opinion of Counsel to the Parent and Buyer

K-1